Exhibit 10.4

NOTE EXTENSION AGREEMENT

The Promissory Note (the “Note”) dated as of September 30, 2005, between SUNCOAST NUTRICEUTICALS, INC., a corporation organized under the laws of State of Delaware (“Suncoast”), and PATIENT PORTAL TECHNOLOGIES, INC. (formerly Intelligent Security Netwroks, Inc.), a corporation organized under the laws of the State of Delaware ( “PPTI”) (collectively the “Parties”) is hereby amended this 1st day of December,  2007 as follows:

W I T N E S S E T H:

WHEREAS,  Suncoast and PPTI have previously executed a Promissory Note (the “Note”) in the principal amount of $250,000 on September 30, 2005; and

WHEREAS, said Note bore a Maturity Date of December 31, 2007 and an interest rate of 15% per annum; and

WHEREAS, the parties hereto are desirious of modifying said Note in the manner set forth herein;

NOW THEREFORE, for the consideration herein stated and in further consideration of the premises and the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:

1.	Modification of Terms

(a)           Suncoast and PPTI hereby agree that the Maturity Date of the Note shall be extended to December 31, 2009.

(b)           Suncoast and PPTI hereby agree that the Interest Rate of the Note shall be reduced to 6% per annum effective January 1, 2008, and that interest on the Note accrued and unpaid  through December 31, 2007 shall be cancelled and forgiven.

(c)           As additional consideration for the extension of the  Note, Suncoast agrees that it will, within six months of the date of this Agreement and at its sole expense, register for public sale, and make its best efforts to effectuate a public market for, the 3,500,000 shares of Common Stock of Suncoast issued to PPTI on September 30, 2005, and PPTI agrees that it will, at its sole expense, distribute said shares to its shareholders as a dividend as soon as practicable following the completion of legal registration requirements.

2.           Waiver or Modification of Note.  This amendment to the Note is made in accordance with its terms and the mutual agreement of the Parties.    No provision of the Note, as hereby amended, may be further amended, waived or otherwise modified except by an instrument in writing signed by the Parties.

3.           Governing Law.  This Agreement, as hereby amended, shall be governed by and construed in accordance with the law of the State of Delaware, which Courts shall be the exclusive venue for any dispute, action or proceeding arising from this Agreement.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have duly executed this Note Extension Agreement as of the day and year first above written.

PATIENT PORTAL TECHNOLOGIES, INC.

By:	______________________________________

Name:	Kevin Kelly, President

SUNCOAST NUTRICEUTICALS, INC.

By:	______________________________________

Name:	Kevin McDonnell, President